UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 22, 2014
HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 22, 2014, HealthSouth Corporation (the “Company”) entered into the second amendment (the “Amendment”) to its existing third amended and restated credit agreement, dated August 10, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”). The parties to the Credit Agreement, as amended, are the Company, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time.
The Amendment made changes to the Credit Agreement to:

1)	establish, in addition to the existing $600 million revolving credit facility, a new $150 million term loan facility, under which amounts may be drawn on or before March 31, 2015;

2)	eliminate the requirement to mortgage any real property to secure the Company’s obligations under the Credit Agreement;

3)
permit, in addition to the specified amounts and types of permitted restricted payments, additional restricted payments so long as the senior secured leverage ratio is no greater than 1.75:1 (rather than the 1.50:1 threshold ratio applicable prior to the Amendment) after giving pro forma effect to those additional restricted payments;

4)
increase the amount of permitted capital expenditures in a given year from $250 million to $300 million, which amount is in addition to any unused portion of the permitted amount from the prior year; and

5)	set the maturity date for both the revolving credit and term loan facilities to September 20, 2019.

Amounts drawn under the term loan facility are subject to the same applicable interest rate schedule as amounts drawn under the revolving credit facility, which rate is currently LIBOR plus 1.75 percent. Amounts drawn under the term loan facility shall be payable in equal consecutive quarterly installments, commencing on March 31, 2015, of 1.25% of the aggregate principal amount of the term loan outstanding as of March 31, 2015. The Company shall have the right at any time and from time to time to prepay, in whole or in part, any borrowing under the term loan facility. Additionally, amounts drawn under the term loan facility shall not reduce or affect the accordion feature in the Credit Agreement, which permits future increases in revolving borrowing capacity or new term loans, or both, in an aggregate amount not to exceed $300 million.
All other material terms of the Credit Agreement remain the same and are described in more detail in the Current Reports on Forms 8‑K and 8-K/A previously filed on November 1, 2010, November 23, 2010, May 11, 2011, August 13, 2012, and June 11, 2013. The Amendment provides for other changes that are not material to the Credit Agreement or the Company.
The Company's obligations under the Credit Agreement are secured by the current and future personal property of the Company and its subsidiary guarantors. The Company's obligations are guaranteed by the subsidiary guarantors pursuant to the amended and restated collateral and guarantee agreement (the “Collateral and Guarantee Agreement”), dated as of October 26, 2010, among the Agent, the Company, and its subsidiaries identified therein that was previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A on November 23, 2010.
The descriptions of the provisions of the Amendment, the Credit Agreement, and the Collateral and Guarantee Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Some of the lenders under the Credit Agreement and certain of their affiliates have engaged and in the future may engage in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.

On September 24, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the amendment of its existing credit agreement.

On August 20, 2014, the Company most recently updated the Investor Reference Book available on it’s website, which was filed as Exhibit 99.1 to the Current Report on Form 8‑K on that same date. The Investor Reference Book addresses, among other things, an overview of the Company and its industry, a historical perspective of the Company, the Company’s business outlook, its financial and operational metrics and initiatives, and its value proposition and is available at http://investor.healthsouth.com by clicking on an available link. The Investor Reference Book also includes on slide 33 a discussion of the Company’s observations and considerations of the Improving Medicare Post-Acute Care Transformation Act of 2014 (the “IMPACT Act”) that had not been approved by the United States Congress at the time the Investor Reference Book was last updated. On September 18, 2014, Congress passed the IMPACT Act and sent it to the President to be signed into law. Accordingly, the Company offers the following updated observations and considerations with respect to the IMPACT Act:

•
It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals.

•
It directs the United States Department of Health and Human Services (“HHS”), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and outcome measures.

•
Although the IMPACT Act does not specifically call for the development of a new post-acute payment system, the Company believes this act will lay the foundation for possible future post-acute payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided.

•
It will create additional data reporting requirements for the Company’s hospitals and home health agencies.  The precise details of these new reporting requirements, including timing and content, will be developed and implemented by the United States Centers for Medicare and Medicaid Services through the regulatory process that the Company expects will take place over the next several years.

•
While the Company cannot “quantify” the potential financial effect of the IMPACT Act on HealthSouth, the Company believes any post-acute payment system that is data-driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost-effective care.  HealthSouth believes it is doing just that and expects this act will be positive for the Company.

•
However, it will likely take years for the related quality measures to be established, quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated.  As the nation’s largest owner and operator of inpatient rehabilitation hospitals, HealthSouth looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives.

The information contained in this Item 7.01 of Form 8-K and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K and Exhibit 99.1 attached hereto includes certain estimates, projections, and other forward-looking information that reflect the Company's current views with respect to future events, such as the effects of the IMPACT Act on the Company. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including its pending DOJ and HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of its information systems, including unauthorized access to or theft of patient information or other sensitive information; significant changes in its management team; its ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including those resulting from the IMPACT Act; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.
All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1
Second Amendment and Additional Tranche Term Loan Amendment to
Third Amended and Restated Credit Agreement, dated as of September 22, 2014, among
HealthSouth Corporation, Barclays Bank PLC, as administrative agent and collateral agent, Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and various other lenders from time to time.

99.1	Press Release of HealthSouth Corporation, dated September 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: September 24, 2014